Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of LM Funding America, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Hyperscale Data, Inc.

By:	/s/ Milton C. Ault, III
Milton C. Ault, III, Executive Chairman
Date:	11/21/2025

Alpha Structured Finance LP

By:	/s/ Milton C. Ault, III
Milton C. Ault, III, CEO and Chief Investment Officer of its Investment Manager
Date:	11/21/2025

Alpha Structured Finance GP LLC

By:	/s/ Milton C. Ault, III
Milton C. Ault, III, CEO and Chief Investment Officer of its Managing Member
Date:	11/21/2025

ACG Alpha Management LLC

By:	/s/ Milton C. Ault, III
Milton C. Ault, III, CEO and Chief Investment Officer
Date:	11/21/2025

Ault Lending, LLC

By:	/s/ David J. Katzoff
David J. Katzoff, Manager
Date:	11/21/2025

Ault Capital Group, Inc.

By:	/s/ Milton C. Ault, III
Milton C. Ault, III, Executive Chairman
Date:	11/21/2025

AULT MILTON C III

By:	/s/ Milton C. Ault, III
Milton C. Ault, III
Date:	11/21/2025